As filed with the Securities and Exchange Commission on June 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Covad Communications Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	77-0461529
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices, including zip code, and telephone number)

COVAD COMMUNICATIONS GROUP, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the “Plan”)

Charles E. Hoffman	Copies to:
President, Chief Executive Officer and Director	Peter F. Kerman
Brad Sonnenberg	Latham & Watkins LLP
Senior Vice President, Secretary and General Counsel	135 Commonwealth Drive
Covad Communications Group, Inc.	Menlo Park, California 94025
3420 Central Expressway	(714) 540-1235
Santa Clara, California, 95051
(408) 616-6500

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee

Common Stock, par value $0.001 per share	35,000,000	1.02	$35,700,000	$2,888.13

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the plan being registered pursuant to this Registration Statement or options granted thereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of our Common Stock ($1.02), as reported on OTC Bulletin Board on June 13, 2003.

Proposed sale to take place from time to time after the effective date of the Registration
Statement as options granted under the Plan are exercised.

Total Pages [10]
Exhibit Index on Page [6]

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (“SEC”) by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002, as amended by the Form 10-K/A filed with the SEC on March 31, 2003;

(b)	Registrant’s Current Reports on Form 8-K, filed with the SEC on April 14, 2003 and May 15, 2003;

(c)	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

(d)	Registrant’s Registration Statement on Form 8-A12G filed with the SEC on January 19, 1999, including any amendments or reports filed for the purpose of updating such description; and

(e)	Registrant’s Registration Statement on Form 8-A12G filed with the SEC on February 22, 2000, as amended by the Form 8-A12G/A filed with the SEC on December 14, 2001, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the SEC and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The consolidated financial statements of Covad Communications Group, Inc. appearing in Covad Communications Group Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2002, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Item 6. Indemnification of Directors and Officers.

     The Registrant is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

     Our Certificate of Incorporation currently provides for indemnification of the officers and directors to the fullest extent permitted by applicable law.

     The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Registrant and its stockholders.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     A list of exhibits filed with this Registration Statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

     (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 17th day of June 2003.

COVAD COMMUNICATIONS GROUP, INC, a Delaware corporation

By:	/s/ MARK A. RICHMAN

Mark A. Richman Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below authorizes Charles E. Hoffman and Mark A. Richman, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of June 17, 2003.

Signature	Title

/s/ CHARLES E. HOFFMAN Charles E. Hoffman	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ CHARLES MCMINN Charles McMinn	Chairman of the Board

/s/ MARK A. RICHMAN Mark A. Richman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ L. DALE CRANDALL L. Dale Crandall	Director

/s/ ROBERT HAWK Robert Hawk	Director

/s/ HELLENE RUNTAGH Hellene Runtagh	Director

/s/ LARRY IRVING Larry Irving	Director

/s/ DANIEL LYNCH Daniel Lynch	Director

/s/ RICHARD JALKUT Richard Jalkut	Director

EXHIBIT INDEX

Exhibit	Description	Page

4.1	Indenture dated as of March 11, 1998 between the Registrant and The Bank of New York	Note 1

4.4	Warrant Registration Rights Agreement dated as of March 11, 1998 among the Registrant and Bear, Stearns & Co., Inc. and BT Alex. Brown Incorporated	Note 1

4.5	Specimen 13 1/2% Senior Note Due 2008	Note 1

4.6	Amended and Restated Stockholders Rights Agreement dated January 19, 1999 among the Registrant and certain of its stockholders	Note 1

4.7	Indenture dated as of February 18, 1999 among the Registrant and The Bank of New York	Note 2

4.8	Registration Rights Agreement dated as of February 18, 1999 among the Registrant and the Initial Purchasers	Note 2

4.9	Specimen 12 1/2% Senior Note Due 2009	Note 2

4.10	Indenture dated as of January 28, 2000, between the Registrant and United States Trust Company of New York	Note 3

4.11	Registration Rights Agreement dated as of January 28, 2000, between the Registrant and Bear, Stearns & Co., Inc.	Note 3

4.12	Specimen 12% Senior Note Due 2010	Note 3

4.13	Stockholder Protection Rights Agreement dated February 15, 2000	Note 4

4.14	Amended and Restated Stockholder Protection Rights Agreement, dated as of November 1, 2001	Note 5

4.15	Stock Restriction Agreement among Covad Communications and certain stockholders of BlueStar	Note 6

4.16	Indenture, dated as of September 25, 2000, between the Company and United States Trust Company of New York	Note 7

4.17	Specimen 6% Convertible Senior Note	Note 7

5.1	Opinion of Latham & Watkins LLP	8

23.1	Consent of Ernst & Young LLP, Independent Auditors	9

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)	8

24.1	Power of Attorney (included on the signature page of this Registration Statement)	5

(1)	Incorporated by reference to the exhibit of corresponding number filed with the Registrant’s Registration Statement on Form S-4 (No. 333-51097) as originally filed on April 27, 1998 and as subsequently amended.

(2)	Incorporated by reference to the exhibit of corresponding number filed with the Registrant’s Registration

Statement on Form S-4 (No. 333-75955) as originally filed on April 4, 1999 and as subsequently amended.

(3)	Incorporated by reference to the exhibit of corresponding number filed with the Registrant’s Registration Statement on Form S-4 (No. 333-30360) as originally filed on February 14, 2000 and as subsequently amended.

(4)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-A as originally filed on February 22, 2000 and as subsequently amended.

(5)	Incorporated by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-K as originally filed on December 14, 2001.

(6)	Incorporated by reference to Exhibit 2 filed with the Registrant’s Registration Statement on Form S-4 (No. 333-43494) as originally filed on August 10, 2000 and as subsequently amended.

(7)	Incorporated by reference to exhibit of corresponding number filed with the Registrant’s Current Report on Form 8-K as originally filed on September 27, 2000 and as subsequently amended.